                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  constitutes and appoints  Robert G. Zack and Katherine P. Feld, and each of them, his true and lawful  attorneys-in-fact  and agents, with full power of substitution and resubstitution,  for  him  in  his  capacity  as an  Officer  and  Trustee  of
Oppenheimer Capital Appreciation Fund,  Oppenheimer  Concentrated Growth Fund,
Oppenheimer  Developing Markets Fund,  Oppenheimer Discovery Fund, Oppenheimer
Emerging Growth Fund,  Oppenheimer  Emerging  Technologies  Fund,  Oppenheimer
Enterprise   Fund,   Oppenheimer   Europe  Fund,   Oppenheimer   Global  Fund,
Oppenheimer Global Growth & Income Fund,  Oppenheimer Growth Fund, Oppenheimer
Gold  &  Special  Minerals  Fund,   Oppenheimer   International  Growth  Fund,
Oppenheimer  International Small Company Fund, Oppenheimer Multiple Strategies
Fund,   Oppenheimer   Multi-Sector  Income  Trust,   Oppenheimer   Multi-State
Municipal  Trust,  Oppenheimer  Municipal  Bond  Fund,  Oppenheimer  New  York
Municipal  Fund,  Oppenheimer  Series Fund,  Oppenheimer  Special  Value Fund,
Oppenheimer  Trinity  Core Fund,  Oppenheimer  Trinity  Large Cap Growth Fund,
Oppenheimer  Trinity Value Fund, and Oppenheimer  U.S.  Government  Trust (the
"Funds"),  to  sign  on  his  behalf  any  and  all  Registration   Statements
(including any  post-effective  amendments to Registration  Statements)  under the  Securities  Act of  1933,  the  Investment  Company  Act of 1940  and any
amendments  and  supplements   thereto,  and  other  documents  in  connection
thereunder,  and to file  the  same,  with all  exhibits  thereto,  and  other
documents  in  connection   therewith,   with  the   Securities  and  Exchange
Commission,  granting  unto said  attorneys-in-fact  and  agents,  and each of them,  full power and authority to do and perform each and every act and thing requisite and  necessary to be done in and about the premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated:      October 11, 2001

/s/ John Murphy
------------------------------
John Murphy

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